                                                                 [ANDERSEN LOGO]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated September 18, 2001, and to all references to our firm included in or made a part of this registration statement of Nuveen Investment Trust II (comprising the Nuveen Innovation Fund, Nuveen International Growth Fund, and Nuveen Rittenhouse Fund).



ARTHUR ANDERSEN LLP



Chicago, Illinois
November 26, 2001

                                                                 [ANDERSEN LOGO]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated September 20, 2001, and to all references to our firm included in or made a part of this registration statement of Nuveen Investment Trust II (comprising the Nuveen Select Stock Fund).



ARTHUR ANDERSEN LLP



Chicago, Illinois
November 26, 2001